Exhibit 23.1

[Letterhead of Wolf & Company, P.C.]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in SI Financial Group, Inc. Registration Statement Nos. 333-119685 and 333-125659 on Forms S-8 of our report dated February 23, 2006 relating to the consolidated financial statements of SI Financial Group, Inc. and subsidiaries as of December 31, 2005 and the year then ended appearing in this Annual Report on Form 10-K.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

March 30, 2006